UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2017

OCEAN THERMAL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	033-19411-C (Commission File Number)	20-5081381 (I.R.S. Employer Identification No.)

800 South Queen Street, Lancaster, PA  17603

(Address of principal executive offices, Zip Code)

(717) 299-1344
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2017, Ocean Thermal Energy Corporation, a Nevada corporation (the “Company”), entered into a Note and Warrant Purchase Agreement with certain accredited investors (the “Investors”) pursuant to which the Company issued a series of unsecured promissory notes (the “Notes”) to the Investors, in the aggregate principal amount of $480,000. The Notes accrue interest at a rate of 10% per annum payable on a quarterly basis and are not convertible into shares of capital stock of the Company. The Notes are payable within five (5) business days after receipt of funds under that certain Equity Purchase Agreement equal to 20% of the total funds received by the Company payable on a pro rata basis to all holders of the Notes. The Company may prepay the Notes in whole or in part without penalty or premium on or before the maturity date of July 30, 2019. The Equity Purchase Agreement and related agreements were previously disclosed on our Current Report on Form 8-K filed on December 21, 2017.

In connection with the issuance of the Notes, each holder received a common stock purchase warrant (the “Warrants”) equal to 2,000 warrant shares for every $10,000 in Notes purchased. The Warrants are exercisable for a period of three (3) years from date of issuance. The exercise price per share of the Warrants is equal to Eighty-Five Percent (85%) of the closing price of the Company’s common stock on the day immediately preceding the exercise of the relevant Warrant, subject to adjustment as provided in the Warrants. The Warrants include a cashless net exercise provision whereby the holder can elect to receive shares equal to the value of the Warrant minus the fair market value of shares being surrendered to pay for the exercise.

The foregoing description of the terms of the Note and Warrant Purchase Agreement, Notes and Warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Notes, the Warrants and the issuance of the shares of the Company’s common stock upon exercise of the Warrants in connection with the above offering is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note and Warrant Purchase Agreement, dated December 28, 2017, by and between the Company and Investors.
10.2	Form of Unsecured Promissory Note, by and between the Company and each Investor.
10.3	Form of Common Stock Purchase Warrant, by and between the Company and each Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2018

OCEAN THERMAL ENERGY CORPORATION

By: /s/ Jeremy P. Feakins
Chief Executive Officer and
Chief Financial Officer (Principal Executive and Financial Officer)